Exhibit 10.1

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

This Amendment is made as of February 14, 2008 (the "Effective Date") between Mary Smith ("Executive") and Greater Community Bank, a New Jersey corporation ("GCB").

RECITALS

WHEREAS, Executive and GCB are parties to an Employment Agreement dated January 1, 2005, as amended on August 7, 2007 (the "Agreement").

WHEREAS, pursuant to the Agreement, Executive currently serves as the President and Chief Executive Officer of Highland Capital Corp., a New Jersey corporation ("HCC"), reporting to the President of GCB.

WHEREAS, the Agreement provides that the term of the Agreement may be extended for one year at the mutual agreement of the Executive and HCC's Board of Directors.

WHEREAS, the Executive, the Board of Directors of HCC and GCB desire to extend the term of the Agreement until December 31, 2008.

NOW THEREFORE, in consideration of the mutual promises contained in this Amendment, the parties intending to be legally bound, agree as follows:

1.            Term.  The first sentence of Section 2 of the Agreement shall be modified to read as follows:  "The term of this Agreement (the "Employment Term") shall commence on the date of the execution of this Agreement and shall continue from that date until December 31, 2008."

2.            No Further Amendment.  Except as expressly provided in this Amendment, the terms and conditions of the Agreement are and remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

EXECUTIVE	GREATER COMMUNITY BANK

/s/ Mary Smith	By:	/s/ Anthony M. Bruno, Jr.
Mary Smith
	Its:	President and CEO